UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2011

Worldwide Biotech and Pharmaceutical Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	01-06914 (Commission File Number)	59-0950777 (I.R.S. Employer Identification No.)

4 Fenghui South Road, Jie Zuo Mansion, 15th Floor, A10-11501 Xi’an, Shaanxi, P. R. China, 710075 (Address of principal executive offices) (zip code)

86-29-88193339 (Registrant’s telephone number, including area code)

________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

   On June 22, 2011, Wenxia Guo resigned from her positions as the Chairman of the Board of Directors, President and Chief Executive Officer of Worldwide Biotech & Pharmaceutical Company, a Delaware corporation (the “Company”), Peng Wang resigned from his positions as Chief Financial Officer and Treasurer of the Company, and Qiang Li resigned from his position as a Director of the Company.   All of the aforementioned directors and officers resigned for personal reasons, without any disagreements with the Company, and their resignations were not related to Company’s operations, policies or practices. On June 22, 2011, the Board of Directors of the Company accepted the resignations of Mrs. Guo, Mr. Wang and Mr. Li.

On June 22, 2011, the Board of Directors of the Company elected Tianxi Wang and Zengfu Lee as Directors to replace Wenxia Guo and Qiang Li.

In addition, on June 22, 2011, the Board of Directors of the Company appointed Peng Wang to succeed Wenxia Guo as the Chairman of the Board of Directors, President and Chief Executive Officer and appointed Weihong Zhai to replace Peng Wang as the Chief Financial Officer and Treasurer.

Mr. Tianxi Wang, Director, age 57, has 27 years of management experience.  From 1976 to 1997, Mr. Wang worked at the Transportation Company in Yao County, Tongchuan, Shaanxi, China.  Following his 21 years at the Transportation Company, Mr. Wang became the general manager of the Yao County Department Store in Tongchuan, Shaanxi, China from 1998 to 2003.  Since 2003 Mr. Wang has been an investor and shareholder of the Company.  Mr. Wang graduated from Yao County Middle School.

Mr. Zengfu Lee, Director, age 50, graduated from Tongchuan Radio and TV University and went to work as a mechanic at the Second Transportation Company in Tongchuan, Shaanxi, China from 1986 to 1998.  In 1999, Mr. Lee took a position as the general manager of the Tongchuan Pharmacy, which he held until 2003.  Since 2003 Mr. Lee has been an investor and shareholder of the Company.

Mr. Peng Wang, Chairman, President and Chief Executive Officer, age 52, a graduate from Xi’an University of Finance and Economics, has worked for over 23 years in finance as a Certified Public Accountant.  Prior to Mr. Wang’s appointment as the Company’s Chairman, President and CEO, he served as a financial officer in governmental organizations from 1977 to 1995 and as the Chief Financial Officer of Shaanxi Yuqi Functional Product Factory from 1995 to 2000.

Mrs. Weihong Zhai, Chief Financial Officer and Treasurer, age 45, was the executive cashier at Shaanxi Qindi Architecture Design Office from 1992 to 1997.  Mrs. Zhai then worked as an accountant at Shaanxi Qindi Architecture Design Institute from 1997 until her appointment as the Company’s CFO and Treasurer.  Mrs. Zhai is a graduate of Zhengzhou Vocational College of Industrial Trade.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2011	Worldwide Biotech and Pharmaceutical Company

/s/ Peng Wang
Peng Wang
President and Chief Executive Officer